UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2014

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-52701	30-0408288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 11th Floor
250 Vesey Street
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)(1) ML Transtrend FuturesAccess LLC (the “Registrant”), Merrill Lynch Alternative Investments LLC (“MLAI”) and Transtrend B.V. (the “Trading Advisor”) are parties to an Advisory Agreement dated as of March 20, 2007 (the “Advisory Agreement”).  MLAI is the sponsor and manager of the Registrant.  Pursuant to the Advisory Agreement, the Trading Advisor provides investment advisory services for the Registrant, and directs the trading activities of the Registrant.

On March 7, 2014, the Registrant, MLAI and the Trading Advisor executed an Amendment Agreement with respect to the Advisory Agreement (the “Amendment”).

(2)   The Amendment:

(i)  reduces the management fee percentage payable to the Trading Advisor from 2.0% per annum to 1.0% per annum, with effect as of February 1, 2014;

(ii)  provides for the Fund to pay MLAI a 0.5% per annum management fee, with effect as of February 1, 2014; and

(iii)  reduces the incentive fee percentage payable to the Trading Advisor from 25% to 22.5%, with effect as of January 1, 2014.

The Amendment also deletes references in the Advisory Agreement regarding ML Transtrend DTP Enhanced FuturesAccess Ltd. (the “Offshore Fund”), with effect as of December 31, 2008.  The Offshore Fund was an original party to the Advisory Agreement, and dissolved on December 31, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Amendment Agreement dated as March 3, 2014 among Transtrend B.V., ML Transtrend DTP Enhanced FuturesAccess LLC, and Merrill Lynch Alternative Investments LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

By: Its:	Merrill Lynch Alternative Investments LLC Manager

By:	/s/ Ninon Marapachi
	Name:	Ninon Marapachi
	Position:	Vice President

Date: March 13, 2014

ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibits

Exhibit 10.1	Amendment Agreement dated as of March 3, 2014 among Transtrend B.V., ML Transtrend DTP FuturesAccess LLC, and Merrill Lynch Alternative Investments LLC.